Exhibit 99.1

1 Overall Commentary Guidance Fuel Delta’s expected fuel price of $1.47 - $1.52 includes taxes, transportation, and refinery results. CASM - Ex Delta excludes fuel and certain other expenses from its unit cost guidance. Other expenses include the costs associated with third - party Maintenance Repair and Overhaul, Delta Global Services, MLT Vacations, Delta Private Jets, and refinery cost of sales to third parties. Delta expects to record roughly $250 million of other expenses in the September quarter. The revenue associated with these expenses is included in Delta's guidance for cargo and other revenue. • Delta expects a September quarter operating margin of approximately 18 - 19%, which includes 1.5 points of impact, or $150 million, from the August outage. • Consolidated passenger unit revenue (PRASM) for the month of September declined 3.0% year over year, as close - in domestic yield pressures moderated slightly with the implementation of lower Fall capacity levels. Delta continued to face a supply - demand imbalance in the Transatlantic and headwinds from prior year Yen hedge gains in the month. • For the September quarter, unit revenue is expected to decline ~7%, including ~1 point of pressure from the technology outage. • Non - fuel unit costs including profit sharing for the quarter are expected to be flat versus the prior year, as Delta’s cost discipline and productivity efforts allowed it to overcome a roughly 0.5 point CASM - ex headwind from the outage and produce a result consistent with initial guidance. • Delta returned ~$650 million to shareholders through dividends and share repurchases in the quarter, bringing the total for the year to more than $2.6 billion. September Quarter 2016 Operating margin 18 – 19% Cargo and other revenue $1.35 - 1.45 billion Average fuel price per gallon $1.47 - $1.52 Profit sharing expense ~$325 million Non - operating expense $75 - 100 million September Quarter 2016 vs. September Quarter 2015 Passenger unit revenue Down ~7% CASM - Ex including Profit Sharing ~Flat System capacity Up ~1.5% October 4, 2016 • Note: Information for the September quarter 2016 in this investor update is adjusted for the reconciliations below.

2 Forward Looking Statements Profit Sharing Delta’s employee profit sharing program for its ground and flight attendant employees currently pays 10% of the company’s adjusted annual pre - tax profit up to the prior year’s adjusted annual pre - tax profit and 20% above that amount (adjusted pretax profit for 2015 was $7.35 billion). Delta’s employee profit sharing program for its pilots currently pays 10% up to $2.5 billion in adjusted annual pre - tax profit and 20% above that amount. Profit sharing expense is accrued at a blended rate based on the company’s estimated profitability for the full year. Taxes Our September 2016 quarter results will reflect a 34% tax rate. There will be no material impact to cash as Delta’s net operating loss carryforwards will largely offset cash taxes during the next few years. Share count Delta expects approximately 744 million diluted and approximately 740 million basic weighted average shares outstanding. Statements in this investor update that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be "forward - looking statements" as defined in the Private Securities Litigation Reform Act of 1995. All forward - looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward - looking statements. These risks and uncertainties include, but are not limited to, the effects of terrorist attacks or geopolitical conflict; the cost of aircraft fuel; the impact of rebalancing our hedge portfol io, recording mark - to - market adjustments or posting collateral in connection with our fuel hedge contracts; the availability of aircraft fuel; the possible effects of accidents involving our aircraft; the restrictions that financial covenants in our fin anc ing agreements will have on our financial and business operations; labor issues; interruptions or disruptions in service at one o f our hub or gateway airports; disruptions or security breaches of our information technology infrastructure; our dependence on technology in our operations; the effects of weather, natural disasters and seasonality on our business; the effects of an extended disruption in services provided by third party regional carriers; failure or inability of insurance to cover a signi fic ant liability at Monroe’s Trainer refinery; the impact of environmental regulation on the Trainer refinery, including costs relat ed to renewable fuel standard regulations; our ability to retain management and key employees; competitive conditions in the airlin e industry; the effects of extensive government regulation on our business; the sensitivity of the airline industry to prolonge d periods of stagnant or weak economic conditions, including the effects of Brexit; and the effects of the rapid spread of contagious illnesses. Additional information concerning risks and uncertainties that could cause differences between actual results and forward - looking statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10 - K for the fiscal year ended Dec. 31, 2015 and our Quarterly Report on Form 10 - Q for the quarterly period ended June 30, 2016. Caution should be taken not to place undue reliance on our forward - looking statements, which represent our views only as of Oct. 4, 2016, and which we have no current intention to update. Non - GAAP Reconciliations Non - GAAP Financial Measures Delta sometimes uses information ("non - GAAP financial measures") that is derived from the Consolidated Financial Statements, but that is not presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Under the U.S. Securities and Exchange Commission rules, non - GAAP financial measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. The tables below show reconciliations of non - GAAP financial measures used in this presentation to the most directly comparable GAAP financial measures. Forward Looking Projections. Delta is unable to reconcile certain forward - looking projections to GAAP as the nature or amount of special items cannot be estimated at this time.

Operating Margin, adjusted

We adjust for the following items to determine operating margin, adjusted, for the reasons described below:

Mark-to-market ("MTM") adjustments and settlements. MTM adjustments are defined as fair value changes recorded in periods other than the settlement period. Such fair value changes are not necessarily indicative of the actual settlement value of the underlying hedge in the contract settlement period. Settlements represent cash received or paid on hedge contracts settled during the period. These items adjust fuel expense to show the economic impact of hedging, including cash received or paid on hedge contracts during the period. Adjusting for these items allows investors to better understand and analyze our core operational performance in the periods shown.

Refinery Sales. Delta's refinery segment provides jet fuel to the airline segment from its own production and from jet fuel obtained through agreements with third parties. Activities of the refinery segment are primarily for the benefit of the airline. However, from time to time, the refinery sells fuel by-products to third parties. These sales are recorded gross within other revenue and other operating expense. We believe adjusting for refinery sales allows investors to better understand and analyze the impact of fuel cost on our results in the periods shown.

	Three Months Ended September 30,	
	(Projected) 2016	2015
Operating margin	17.7% - 18.8%	19.9%
Adjusted for:		
MTM adjustments and settlements	0.2% - 0.1%	0.9%
Refinery sales	0.1%	0.2%
Operating margin, adjusted	18% - 19%	21.0%

Average Fuel Price Per Gallon, adjusted

We adjust for MTM adjustments and settlements to determine average fuel price per gallon, adjusted for the same reason described above under the heading Operating Margin, adjusted.

	(Projected) Three Months Ended September 30, 2016
Average fuel price per gallon	$1.48 - $1.55
MTM adjustments and settlements	(0.01) - (0.03)
Average fuel price per gallon, adjusted	$1.47 - $1.52

Non-Fuel Unit Cost or Cost per Available Seat Mile, Including Profit Sharing ("CASM-Ex")

We adjust CASM for the following items to determine CASM-Ex, including profit sharing, for the reasons described below:

Aircraft fuel and related taxes. The volatility in fuel prices impacts the comparability of year-over-year financial performance. The adjustment for aircraft fuel and related taxes (including our regional carriers) allows investors to better understand and analyze our non-fuel costs and year-over-year financial performance.

Other expenses. Other expenses include aircraft maintenance and staffing services we provide to third parties, our vacation wholesale operations, and refinery cost of sales to third parties. Because these businesses are not related to the generation of a seat mile, we adjust for the costs related to these sales to provide a more meaningful comparison of the costs of our airline operations to the rest of the airline industry.

	Three Months Ended September 30,	
	(Projected) 2016	2015
CASM (cents)	12.27 - 12.43	13.07
Adjusted for:		
Aircraft fuel and related taxes	(2.36) - (2.45)	(3.05)
Other expenses	(0.36) - (0.38)	(0.45)
CASM-Ex	9.55 - 9.60	9.57
Year-over-year change	~Flat	

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